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          [Draft of Shattuck Hammond Commercial Reasonableness Opinion]


__________, 1997


Board of Directors
[Medical Group]

Dear Sirs:

You have requested Shattuck Hammond Partners Inc. ("Shattuck Hammond") to provide this opinion with respect to the proposed Service Agreement (as defined below) to be entered into in connection with the anticipated transaction (the "Transaction") between [Medical Group] (the "Company") and American Physician Partners, Inc. ("APPI"). It is our understanding that the following events, among others, will occur pursuant to the Transaction:

        1. Company Reorganization. The Company intends to transfer certain of its assets, most of which relate solely to the practice of medicine, to a newly formed professional corporation ("Newco") in exchange for all of the capital stock of Newco and to thereafter distribute such stock to its stockholders.

        2. Merger with APPI. Pursuant to an Agreement and Plan of Reorganization and Merger, dated __________, between the Company, APPI and a subsidiary of APPI ("APPI Sub"), APPI Sub will merge with and into the Company (the "Merger"); the Company will be the surviving corporation and will become a wholly-owned subsidiary of APPI. As consideration for entering into the Merger, the stockholders of the Company will receive aggregate consideration of [description of consideration].

        3. Service Agreement with APPI. Pursuant to a Service Agreement, dated __________ (the "Service Agreement"), between APPI, a management subsidiary of APPI (together, referred to herein as "APPI") and Newco, Newco will retain APPI to perform non-medical business services for Newco. As set forth in the Service Agreement, the services to be provided by APPI include billing and collection, accounting, cash management, accounts receivable management, preparation of tax returns, maintenance of records and files, furnishing of facilities including capital assets required or appropriate for the practice, recruitment of new physicians, financial planning and budgeting, non-physician professional personnel, negotiation of payor relationships, inventory and supplies management, advertising and public relations support, quality assurance management, and other services. In consideration for providing such services, APPI will be entitled to receive a service fee as provided in Exhibit 7.1 of the Service Agreement (the "Service Fee"). The Service Fee includes the following components: (i) reimbursement for all Professional Expenses and Excluded Practice Expenses (as defined in the Service Agreement), if any, paid by APPI; (ii) a fee equal to __% of Adjusted Professional Revenues (as defined in the



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Board of Directors
[Medical Group]
__________, 1997
Page 2

        Service Agreement); and (iii) a payment in respect of the Technical Revenues (as defined in the Service Agreement) of Newco. Under the Service Agreement, Newco will receive a payment from APPI representing a portion of the increase in Technical Revenues above an agreed base. The Service Agreement has a term of 40 years, but may be terminated by Newco in the event of a material default by APPI in the performance of its obligations or a bankruptcy or similar event affecting APPI.

        4. Initial Public Offering of APPI. Simultaneously with the Merger, APPI intends (i) to enter into similar transactions with [six] other medical groups and (ii) to offer shares of its common stock in an initial public offering. It is contemplated that the shares of common stock of APPI received as partial consideration for the Merger will be registered at the time of the APPI initial public offering; however, the Company's stockholders have agreed to certain restrictions on their ability to sell their shares.

You have asked Shattuck Hammond for our opinion, as investment bankers, as to the commercial reasonableness of the financial terms of the Service Agreement.

As part of its investment banking business, Shattuck Hammond is continuously engaged in valuing businesses, negotiating management services agreements, negotiated underwritings, distributions of securities, private placements and other financing activities. In arriving at the opinion set forth below, we have reviewed and considered, among other things:

        1.     A draft of the Agreement and Plan of Reorganization and Merger;

        2.     A draft of the Service Agreement;

        3. A draft of the Prospectus of APPI relating to the proposed public offering;

        4. Financial analysis, prepared by APPI, of the pro forma cash flow of the Medical Group, Newco and APPI after giving effect to the Transaction;

        5. The services fees provided for under other management service agreements entered into by other medical groups in transactions in which we have participated as investment bankers or otherwise known to us; and

        6. Such other financial studies and analyses as we considered appropriate, including our assessment of general economic, industry, market, and other conditions as they exist as of the date hereof.

In addition, we have discussed and reviewed the terms of the Transaction, including the Service Fee, with representatives of the Company and their counsel and with representatives of APPI. We were not, however, involved in the negotiation of the terms of the Service Agreement or the Transaction, and express no opinion with respect thereto, other than as set forth herein.




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Board of Directors
[Medical Group]
__________, 1997
Page 3

In preparing our opinion, we have relied upon and assumed the accuracy and completeness of all information that was available to us from public sources and that was supplied or otherwise made available to us by the Company, Newco or APPI or their representatives. We have also assumed that (i) the definitive agreements, when executed, will be substantially identical to the draft agreements that we have reviewed and (ii) the Transaction will take place as described in the draft agreements.

Our opinion is based solely on the information available to us and upon market, economic and other conditions that exist on or before the date hereof and can be evaluated as of the date of this letter. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion expressed herein which may come or may be brought to our attention after the date hereof, or for changes in financial or market conditions subsequent to the date hereof. The opinion expressed herein does not constitute a recommendation as to any action the Company or Newco, or any stockholder of the Company or Newco, should take in connection with the Transaction (including the Service Agreement) nor does this opinion reflect any assessment as to the value of the consideration to be received in the Merger or the future price at which the shares of APPI will trade in the public market. Further, we express no opinion as to, and assume no responsibility for, the structure, terms or effect of any aspect of the Transaction or the Service Agreement, including without limitation, the credit or tax consequences thereof for the Company, Newco or their respective stockholders. This opinion shall not be reproduced, disseminated or quoted at any time, in any manner or for any purpose, nor shall disclosure of this opinion and its contents be made or permitted by the Company, without our prior written consent, except as required by law with respect to any investigation or proceeding involving the Company and/or its equity holders and any governmental investigation.

This opinion is intended solely for the information of the Board of Directors of the Company in connection with its consideration of the Transaction (including the Service Agreement) and shall not be relied upon or used by any other party for any other purpose. In rendering this opinion, we have not been engaged to act as agent or fiduciary for, and, accordingly, shall have no liability or duty to, the stockholders of the Company. This opinion may not be relied upon by APPI and its affiliates.

On the basis of, and subject to, the foregoing, as of the date hereof, we are of the opinion that the financial terms of the Service Agreement are commercially reasonable, including the Service Fee to be paid by Newco, and that the Service Fee is comparable to payments due



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Board of Directors
[Medical Group]
__________, 1997
Page 4



under other arms-length management services agreements providing for similar services in independent transactions.




                                            Very truly yours,

                                            Shattuck Hammond Partners Inc.



                                            By: ________________________________